Exhibit 24.1

               Consent of Ernst & Young LLP, Independent Auditors

         We consent to the incorporation by reference, in the Registration Statement on Form S-8 pertaining to the Imatron Inc. 1994 Employee Stock Purchase Plan, of our report dated February 9, 1996 with respect to the consolidated financial statements and schedules of Imatron Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


August 7, 1996                       By:             /s/ Ernst & Young LLP
                                        ----------------------------------
                                                       ERNST & YOUNG LLP




                                       22